EXHIBIT 10.29


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of December 15, 1997, between NORTH ATLANTIC TRADING COMPANY, INC. (the "Company") and JACK AFRICK (the "Executive").


                              STATEMENT OF PURPOSE
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         1. The Executive currently is serving as a consultant to the Company pursuant to the terms of that certain Consulting Agreement dated as of June 25, 1997 between the Company and the Executive.

         2. The Company desires to employ the Executive as its President and Chief Operating Officer, and the Executive desires to accept employment as the Company's President and Chief Operating Officer, all on the terms and conditions set forth herein.

                                    AGREEMENT
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         1. Employment, Duties and Acceptance. (a) The Company shall employ the
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Executive during the Term (as hereinafter defined) as the President and Chief
Operating Officer of the Company. The Executive shall report directly to the Chairman of the Board and Chief Executive Officer of the Company, and the Executive's duties shall include responsibility over the Company's manufacturing, marketing, sales and other operational activities.

         (b) The Executive hereby accepts such employment and agrees to devote such time as is reasonably required to fulfill his obligations hereunder. The parties acknowledge that Executive has other professional commitments and agree that he will be afforded time to manage such commitments so long as they do not unreasonably interfere with his performance hereunder. The Executive further agrees to accept election and to serve during all or any part of the Term as an officer, director or representative of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement.

         (c) The duties to be performed by the Executive hereunder shall be performed primarily in New York, New York and Louisville, Kentucky, subject to reasonable travel requirements on behalf of the Company. The Company acknowledges that Executive lives in Florida and agrees that it shall reimburse Executive for all his reasonable travel expenses. The Company shall not require the Executive to relocate outside of Florida without his prior written consent, which may be withheld in the Executive's discretion.

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         2. Term of Employment; Consulting Agreement. (a) As used herein, the
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"Term" means the period commencing as of January 1, 1998 and continuing until terminated by either party by written notice (subject to earlier termination pursuant to Section 4(c) below).

                  (b) Effective January 1, 1998, the Company and the Executive agree that their respective obligations under the Consulting Agreement shall be suspended and, subject to the following sentence, shall have no further force and effect. In the event that, either (i) the Company terminates the Executive's employment under this Agreement without Cause (as defined in Section 4(c)) or
(ii) the Executive terminates this Agreement with Good Reason (as defined in Section 4(c)), the parties agree that the terms of the Consulting Agreement shall take effect and become operative effective on the date of such termination and shall remain in full force and effect in accordance with its terms until the later of (a) June 30, 1999 or (b) the ninetieth (90th) day following the effective date of such termination, at which time the Consulting Agreement shall terminate unless extended in writing on mutually agreeable terms.

         3. Compensation. (a) During the Term, the Company agrees to pay to the
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Executive a salary in cash (the "Salary") as compensation for the services to be performed by him as provided herein. The Salary shall be paid at the rate of $325,000 per annum, less such deductions or amounts to be withheld as shall be required by applicable law and regulations. The Salary shall be paid in accordance with the Company's salaried payroll payment policy. The Salary shall be reviewed annually and may be increased at the sole discretion of the Board of Directors of the Company.

         (b) In addition to the Salary, the Executive shall also be eligible throughout the Term to receive cash bonuses (each a "Bonus") as a member of Group A in accordance with the Company's bonus plan, as in effect from time to time.

         (c) In addition to the foregoing, the Executive shall be entitled to all rights and benefits for which he shall be eligible under any other incentive program, retirement, retirement savings, profit-sharing, pension or welfare benefit plan and all other so-called "fringe" benefits or perquisites, in each case at the highest level which the Company shall from time to time provide for any of its senior executives of the same or similar stature; provided, however, that the Executive agrees he will not participate in the Company's health plans. The Company shall provide the Executive with a secretary in his Florida office on mutually agreeable terms. In addition, the Executive shall be entitled to the following benefits:

                  (i)  a car allowance of $1,000.00 per month;

                  (ii) prompt reimbursement for all reasonable office expenses incurred by the Executive in connection with maintaining an office in Florida,

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         plus $500.00 per month for the rental of office space; and

                  (iii) Four weeks of paid vacation.

         4. Termination. (a) If during the Term the Executive shall die, the
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Executive's legal representative shall be entitled to receive in cash an amount calculated as the sum of (i) any accrued and unpaid Salary to the date of such death and (ii) any accrued and unpaid Bonus to the date of such death, including any Bonus for the year in which the termination occurs, calculated by reviewing the Company's performance for such entire year and prorating any such Bonus for the number of days elapsed during such year prior to such termination.

         (b) If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of at least 90 consecutive days (which condition is referred to herein as the Executive becoming "Disabled"), the Company may at any time, by written notice to the Executive, terminate the Executive's employment, in which event the Executive (or his legal representative) shall be entitled to receive in cash an amount calculated as the sum of (i) any accrued and unpaid Salary to the date of such notice and (ii) any accrued and unpaid Bonus to the date of such notice, including any Bonus for the year in which the termination occurs, calculated by reviewing the Company's performance for such entire year and prorating any such Bonus for the number of days elapsed during such year prior to such termination.

         (c) The Executive's employment may be terminated by the Company during the Term for Cause (as hereinafter defined). If during the Term the Executive's employment shall be lawfully terminated by the Company for Cause or the Executive shall voluntarily resign without Good Reason (as hereinafter defined), the Company's obligation to pay Salary and Bonus for the benefit of the Executive, and the Executive's obligation to render services hereunder for the benefit of the Company, shall cease on the date of such termination or resignation; provided, however, that within 30 days of the date of such termination or resignation, the Company shall pay the Executive in cash (i) an amount calculated as the sum of any accrued and unpaid Salary to such date and
(B) any accrued and unpaid Bonus for any year preceding such termination or resignation and (ii) all business expenses, amounts payable under any benefit plan or program or other amounts that were accrued or incurred but unpaid or unreimbursed at such date.

         As used herein, the term "Cause" shall mean only (i) a felony conviction of the Executive (as determined by a court of competent jurisdiction, not subject to further appeal), (ii) the commission by the Executive of an act of fraud or embezzlement against the Company or any of its affiliates (as determined by a court of competent jurisdiction, not subject to further appeal),
(iii) gross misconduct which is demonstrably willful and deliberate on the Executive's part and which is materially detrimental to the Company or any of its

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affiliates, (iv) any material breach by the Executive of any agreement with the
Company or any affiliate thereof not cured within 10 days after receiving written notice thereof or any material violation of any policies or procedures of the Company if the Company has given Executive written notice of such violation and Executive persists in such violation or (v) insubordination consisting of the Executive's continued failure to take specific action which is within his individual control and consistent with his status as a senior executive of the Company and his duties and responsibilities hereunder after written notice from the Chief Executive Officer of the Company of not less than 10 days.

         As used herein, the term "Good Reason" for the Executive means any of the following:

                  (i) the assignment to the Executive of any duties inconsistent with his status as President and Chief Operating Officer of the Company or a material adverse alteration in the nature or status of his responsibilities from those provided herein or the transfer of a significant portion of such responsibilities to one or more other persons;

                  (ii) the failure by the Company to pay or provide to the Executive, within 30 days of a written demand therefor, any amount of compensation or any benefit which is due, owing and payable pursuant to the terms hereof or of any applicable plan, program, arrangement or policy; or

                  (iii) the breach in any material respect by the Company of any of its other obligations or agreements set forth herein and the failure by the Company to cure such breach within 30 days after written notice thereof from the Executive.

         (d) If during the Term the Executive's employment shall be terminated by the Company without Cause (and other than pursuant to Section 4(b)) or by the Executive for Good Reason, the Executive shall not be entitled to receive any severance pay, and Executive's sole remedy for such termination is his right pursuant to Section 2(b) above.

         (e) During the term of the Executive's employment with Company and for five years after the date of termination of Executive's employment (the "Non-competition Period"), Executive hereby agrees not to Compete with the Company. For purposes of this section, the term Compete means:

                  (i) directly or indirectly soliciting or counseling, personally or by or on behalf of any person, firm or corporation, the employment of any employee of Company, or requesting, inducing or attempting to influence any employee of the Company to terminate his employment with Company; or

                  (ii) directly or indirectly (A) requesting, inducing or attempting to influence any supplier of goods or services to Company to curtail or cancel any business it transacts with Company; or (B) requesting, inducing or attempting to influence any customer of Company to curtail or cancel any business they may transact with Company; or (C) engaging in the manufacturing, marketing or distribution of smokeless tobacco and cigarette papers in the United States and Canada (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Act of 1934, as amended).

         5. Expenses. In the event that the Executive institutes any legal
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action to enforce his rights under, or to recover damages from breach of, this
Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Company any actual expenses for attorneys' fees and disbursements reasonably incurred by him.

         6. Assignment. This Agreement is binding upon and shall inure to the
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benefit of the parties hereto and their respective successors and assigns.
Notwithstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to (a) a successor corporation in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets, of the Company or (b) an affiliate of the Company; provided that no such assignment referred to in the foregoing clause (a) or (b) shall relieve the Company from liability for its obligations hereunder. Any purported assignment, other than as provided above, shall be null and void.

         7. Indemnification. The Company shall indemnify the Executive in
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accordance with its Certificate of Incorporation and Bylaws against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company agrees to maintain directors and officers liability insurance coverage during the Term of this Agreement with coverage levels not less than those in place as of the date hereof. The Company's obligations under this Section 7 shall survive any termination of this Agreement or the Executive's employment hereunder.

         8. Notices. All notices, requests, consents and other communications,
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required or permitted to be given hereunder, shall be in writing and shall be delivered personally or sent by prepaid telegram, telex, facsimile transmission, overnight courier or mailed, first-class, postage prepaid by registered or certified mail, as follows:

                  If to the Company:       North Atlantic Trading Company, Inc.
                                           257 Park Avenue South
                                           New York, New York  10010
                                           Attn: Chief Executive Officer


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                                           Fax Number: (212) 253-8296

                  If to the Executive:     Jack Africk
                                           16680 Echo Hollow Circle
                                           Polo Club
                                           Del Ray, Florida 33484
                                           Fax Number: 561 637-6020

or such other address as either party shall designate by notice in writing to the other in accordance herewith. Any such notice shall be deemed given when so delivered personally, by facsimile transmission or telegram, or if sent by overnight courier, one day after delivery to such courier by the sender or if mailed, five days after deposit by the sender in the U.S.
mails.

         10. Waiver. No waiver of any provision of this Agreement or
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modification or amendment of the same shall be effective, binding or enforceable unless in writing and signed by the party to be charged therewith.

         11. Governing Law. This Agreement shall be governed by and construed
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and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                    NORTH ATLANTIC TRADING COMPANY, INC


                                    By: /s/ Thomas F. Helms, Jr.
                                        ----------------------------------------
                                            Thomas F. Helms, Jr.
                                            Chairman of the Board and Chief
                                            Executive Officer



                                        /s/ Jack Africk
                                        ----------------------------------------
                                        Jack Africk